Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000
Fax 626.817.8838

NEWS RELEASE

INVESTOR RELATIONS CONTACT:
Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANKCORP REPORTS NET INCOME FOR SECOND QUARTER 2016
OF $103.3 MILLION, UP 5% FROM PRIOR YEAR QUARTER AND
DILUTED EARNINGS PER SHARE OF $0.71, UP 4% FROM PRIOR YEAR QUARTER

Pasadena, California - July 20, 2016 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the second quarter of 2016. For the second quarter of 2016, net income was $103.3 million or $0.71 per diluted share.

“East West is pleased to report strong earnings of $103.3 million or $0.71 per diluted share for the second quarter of 2016, an increase in diluted earnings per share of $0.03 or 4% from the second quarter of 2015,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the second quarter of 2016, East West achieved solid profitability, earning a return on average assets of 1.27% and a return on average equity of 12.71%.”

“Total loans grew $490.8 million or 2% from March 31, 2016 to a record $24.3 billion as of June 30, 2016. Additionally, during the second quarter of 2016, we increased total revenue to $297.8 million, an increase of 2% quarter over quarter, while maintaining operating expense discipline with an efficiency ratio of 44.6%. In this challenging interest rate environment, our net interest margin remained stable at 3.31% for the second quarter of 2016,” continued Ng.

“We are pleased with our solid performance in the second quarter of 2016. As we enter the second half of 2016, we will continue to focus on prudent growth and maintaining our strong profitability. As the bridge between the East and the West, we continue to see opportunities to grow our business profitability. Further, we continue to make progress in strengthening our risk management infrastructure and technology while being mindful of expense control,” concluded Ng.

Second Quarter Highlights

•
Solid Second Quarter Earnings - Net income totaled $103.3 million or $0.71 per diluted share for the second quarter of 2016. Compared with the first quarter of 2016, net income decreased $4.2 million or $0.03 per diluted share. The decrease in net income in the second quarter of 2016 compared to the prior quarter was largely attributable to an increase in provision for credit losses primarily due to loan growth and a higher tax rate. Compared with the second quarter of 2015, net income for the second quarter of 2016 increased $4.5 million or 5% and diluted earnings per share increased $0.03 or 4%.

•
Record Loans - As of June 30, 2016, gross loans receivable totaled $24.3 billion, up $490.8 million or 2% from $23.8 billion as of March 31, 2016. The increase in loans during the second quarter of 2016 largely stemmed from growth in commercial loans and single-family residential loans.

•
Stable Deposits - Total deposits of $28.2 billion as of June 30, 2016 were down $379.0 million or 1% from $28.6 billion as of March 31, 2016. The decrease in deposits from the prior quarter was largely a result of the Company’s efforts to reduce reliance on high cost deposits. The lower total deposits during the second quarter of 2016 were primarily due to a decrease of $332.4 million or 5% in time deposits, largely from public funds, and $227.9 million or 3% in money market deposits, largely brokered deposits, partially offset by an increase of $80.9 million or 2% in interest-bearing checking deposits and $74.7 million or 4% in savings deposits.

•
Solid Capital Ratios - East West’s Common Equity Tier 1 (“CET1”) capital ratio was 10.7% as of both June 30, 2016 and March 31, 2016. The total risk-based capital ratio was 12.4% as of both June 30, 2016 and March 31, 2016. The Tier 1 leverage capital ratio was 8.7% as of June 30, 2016, compared to 8.5% as of March 31, 2016.

Quarterly Results Summary

	Three Months Ended
($ in millions, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015

Net income	$103.28	$107.52	$98.75
Earnings per share (diluted)	$0.71	$0.74	$0.68
Tangible equity (1) per common share	$19.36	$18.79	$17.33

Return on average assets	1.27%	1.33%	1.34%
Return on average equity	12.71%	13.59%	13.25%

Net interest income	$253.58	$252.20	$227.49
Net interest margin	3.31%	3.32%	3.31%

Cost of deposits	0.29%	0.28%	0.29%
Adjusted efficiency ratio (1)	44.59%	44.53%	40.36%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

Management Guidance

The Company is providing guidance for the third quarter and full year of 2016. Management currently estimates that fully diluted earnings per share for the full year of 2016 will range from $2.83 to $2.87, an increase of $0.17 to $0.21 or 6% to 8% from $2.66 for the full year of 2015 and a decrease of $0.03 from the previously disclosed guidance range of $2.86 to $2.90 for the full year of 2016, largely due to our current assumption that the federal funds target rate will not increase in 2016, as further discussed below.

This EPS guidance for the remainder of 2016 assumes:

•
A change in our assumption that the federal funds target rate will no longer increase in 2016. The previously disclosed guidance had assumed the federal funds target rate would increase 25 basis points in September 2016.

•	A net interest margin ranging from 3.21% to 3.24% for the third and fourth quarter of 2016.

•	Organic loan growth of approximately $365 million per quarter or 6.00% annualized for the remainder of 2016.

•	Provision for loan losses of $5 million per quarter for the remainder of 2016.

•	Noninterest expense of approximately $155 million per quarter, including the amortization of tax credits and other investments of approximately $17 million per quarter for the remainder of 2016.

•	An effective tax rate of 26% for the remainder of 2016.

Management currently estimates that fully diluted earnings per share for both the third and fourth quarter of 2016 will range from $0.69 to $0.71, based on the assumptions stated above.

Balance Sheet Summary

Total assets as of June 30, 2016 were $33.0 billion, a decrease of $157.0 million from $33.1 billion as of March 31, 2016. The decrease in total assets during the second quarter of 2016 was largely attributable to a decrease of $672.5 million or 30% in cash and cash equivalents and $75.6 million or 25% in short-term investments, partially offset by an increase of $475.5 million or 2% in net loans held-for-investment.

Total Loans
Total gross loans receivable as of June 30, 2016 were $24.3 billion, an increase of $490.8 million or 2% compared with $23.8 billion as of March 31, 2016. The increase in loans during the second quarter of 2016 largely stemmed from growth in commercial loans of $345.6 million or 4% and single-family residential loans of $82.6 million or 3%.

Total Deposits
As of June 30, 2016, total deposits were $28.2 billion, a decrease of $379.0 million or 1% from $28.6 billion as of March 31, 2016. Core deposits totaling $22.5 billion as of June 30, 2016, were similar to the amount of core deposits as of March 31, 2016. The decrease in total deposits as of June 30, 2016 compared to March 31, 2016 was primarily due to a decrease of $332.4 million or 5% in time deposits and $227.9 million or 3% in money market deposits, partially offset by an increase of $80.9 million or 2% in interest-bearing checking deposits and $74.7 million or 4% in savings deposits. The decrease in deposits was largely a result of the Company’s efforts to reduce reliance on higher cost deposits, and the reduction of public fund time deposits and brokered money market deposits.

SECOND QUARTER 2016 OPERATING RESULTS

Net Interest Income
Net interest income totaled $253.6 million for the second quarter of 2016, an increase of $1.4 million or 1% from $252.2 million for the first quarter of 2016 and an increase of $26.1 million or 11% from $227.5 million for the second quarter of 2015. The increase in net interest income compared with the prior year quarter was primarily due to greater interest income resulting from the growth of the loan portfolio. The average loan portfolio balance for the second quarter of 2016 was $23.9 billion, compared to $23.8 billion and $21.9 billion for the first quarter of 2016 and the second quarter of 2015, respectively. Additionally, the loan yield for the second quarter of 2016 remained unchanged at 4.28% from the prior quarter, and was down one basis point from 4.29% for the prior year quarter.

Cost of deposits increased one basis point to 0.29% for the second quarter of 2016 from 0.28% for the first quarter of 2016 and reflected no change compared to the second quarter of 2015. Cost of funds was 0.35% for the second quarter of 2016, compared to 0.34% and 0.43% for the first quarter of 2016 and second quarter of 2015, respectively. Net interest margin for the second quarter of 2016 was 3.31%, a decrease of one basis point from 3.32% for the first quarter of 2016 and reflected no change from the second quarter of 2015.

Noninterest Income & Expense

Noninterest Income
Noninterest income of $44.3 million for the second quarter of 2016 increased $3.8 million or 9% from $40.5 million for the first quarter of 2016 and increased $3.7 million or 9% from $40.6 million for the second quarter of 2015. The sequential quarter increase in noninterest income was largely due to increases of $1.8 million or 22% in other fees and operating income, $1.4 million or 15% in letters of credit fees and foreign exchange income, and $1.0 million or 50% in net gains on sales of loans, partially offset by a decrease of $1.0 million or 26% in net gains on sales of available-for-sale investment securities. During the second quarter of 2016, the Company sold fixed assets for a gain of $2.2 million, which resulted in the increase in other fees and operating income.

The following table presents total fees and other operating income for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015:

	Three Months Ended
($ in thousands)	June 30, 2016	March 31, 2016	June 30, 2015

Branch fees	$10,353	$10,222	$9,791
Letters of credit fees and foreign exchange income	10,943	9,553	8,825
Ancillary loan fees	4,285	3,577	2,812
Wealth management fees	2,778	3,051	4,757
Other fees and operating income	10,187	8,341	10,242
Total fees and operating income	$38,546	$34,744	$36,427

Noninterest Expense
Noninterest expense for the second quarter of 2016 totaled $148.9 million, $2.3 million or 2% higher than $146.6 million for the first quarter of 2016 and $28.7 million or 24% higher than $120.2 million for the second quarter of 2015. The sequential quarter increase in noninterest expense was mainly due to an increase of $1.5 million or 2% in compensation and employee benefits, $1.3 million or 45% in legal expense and $1.3 million or 9% in occupancy and equipment expense, partially offset by a decrease in consulting expenses of $2.5 million or 29%. The higher expense compared to the prior year quarter was mainly due to an increase of $11.0 million in amortization of tax credits and other investments and $10.4 million in compensation and employee benefits.

The Company’s adjusted efficiency ratio for the second quarter of 2016 was 44.59%, compared with 44.53% and 40.36% for the first quarter of 2016 and second quarter of 2015, respectively.

The Company’s effective tax rate for the second quarter of 2016 was 27.73%, compared with 25.68% and 31.62% for the first quarter of 2016 and the second quarter of 2015, respectively. The Company continues to benefit from tax credit investments in 2016 compared to 2015.

Credit Quality

The allowance for loan losses totaled $266.8 million as of June 30, 2016, compared with $260.2 million and $261.2 million as of March 31, 2016 and June 30, 2015, respectively. During the second quarter of 2016, the Company recorded a provision for credit losses of $6.1 million, compared with $1.4 million for the first quarter of 2016 and $3.5 million for the second quarter of 2015. In the second quarter of 2016, net charge-offs were $619 thousand, compared with net charge-offs of $5.1 million in the prior quarter and net recoveries of $4.1 million in the prior year quarter.

The allowance for loan losses to loans held-for-investment ratio was 1.10% as of June 30, 2016, compared to 1.09% and 1.19% as of March 31, 2016 and June 30, 2015, respectively. Nonperforming assets totaled $176.5 million as of June 30, 2016, an increase of $7.8 million or 5% from $168.7 million as of March 31, 2016 and an increase of $63.6 million or 56% from $112.9 million as of June 30, 2015.

Capital Strength

Capital levels for East West remained solid. East West’s CET1 capital ratio was 10.7% as of both June 30, 2016 and March 31, 2016. The total risk-based capital ratio was 12.4% as of both June 30, 2016 and March 31, 2016. Also, East West’s Tier 1 leverage capital ratio was 8.7% as of June 30, 2016, compared to 8.5% as of March 31, 2016.

Regulatory Capital Metrics	Basel III
($ in thousands)	June 30, 2016 (a)	March 31, 2016	June 30, 2015	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	10.7%	10.7%	10.8%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	10.7%	10.7%	11.0%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.4%	12.4%	12.7%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	8.7%	8.5%	8.8%	4.0%	5.0%	5.0%
Risk-Weighted Assets (“RWA”) (b)	$26,158,658	$25,541,265	$23,227,483	N/A	N/A	N/A

N/A Not applicable

(a)	The Company’s June 30, 2016 regulatory capital ratios, capital and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared third quarter 2016 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on August 15, 2016 to stockholders of record on August 1, 2016.

Conference Call
East West will host a conference call to discuss second quarter 2016 earnings with the public on Thursday, July 21, 2016 at 8:30 a.m. PDT/11:30 a.m. EDT. The public and investment community are invited to listen as management discusses second quarter 2016 results and operating developments. The following dial-in information is provided for participation in the conference call: Calls within the U.S. - (877) 506-6399; Calls within Canada - (855) 669-9657; International calls - (412) 902-6699.  A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

A replay of the conference call will be available on July 21, 2016 at 10:00 a.m. PDT/1:00 p.m. EDT through August 21, 2016. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10088695.

About East West
East West Bancorp, Inc. is a publicly owned company with total assets of $33.0 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC.” The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen.  For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission and the Consumer Financial Protection Bureau; changes in the economy of and monetary policy in the People’s Republic of China; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and its impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; ability of the Company to adopt and successfully integrate new technologies into its business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2015, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share data)
(unaudited)
Table 1

	June 30, 2016	March 31, 2016	June 30, 2015
Assets
Cash and cash equivalents	$1,592,796	$2,265,297	$1,877,914
Short-term investments	229,979	305,548	274,838
Securities purchased under resale agreements (“resale agreements”) (1)	1,850,000	1,800,000	1,100,000
Investment securities	3,399,540	3,365,373	2,982,146
Loans held for sale	51,290	28,795	195,427
Loans held-for-investment (net of allowance for loan losses of $266,768, $260,238 and $261,229)	23,969,599	23,494,126	21,697,435
Investments in qualified affordable housing partnerships, net	179,657	186,999	176,566
Goodwill	469,433	469,433	469,433
Other assets	1,209,918	1,193,598	1,290,313
Total assets	$32,952,212	$33,109,169	$30,064,072

Liabilities and Stockholders’ Equity
Customer deposits	$28,217,243	$28,596,247	$25,528,220
Short-term borrowings	29,499	10,093	3,271
Federal Home Loan Bank (“FHLB”) advances	320,526	319,973	318,322
Securities sold under repurchase agreements (“repurchase agreements”) (1)	200,000	200,000	400,000
Long-term debt	196,204	201,102	215,964
Accrued expenses and other liabilities	691,830	564,973	593,347
Total liabilities	29,655,302	29,892,388	27,059,124
Stockholders’ equity	3,296,910	3,216,781	3,004,948
Total liabilities and stockholders’ equity	$32,952,212	$33,109,169	$30,064,072

Book value per common share	$22.88	$22.33	$20.89
Tangible equity (2) per common share	$19.36	$18.79	$17.33
Tangible equity to tangible assets ratio (2)	8.60%	8.31%	8.44%
Number of common shares at period-end (in thousands)	144,102	144,064	143,849

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of June 30, 2016, March 31, 2016, and June 30, 2015, $250.0 million out of $450.0 million, $250.0 million out of $450.0 million, and $495.0 million out of $895.0 million of repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

	June 30, 2016	March 31, 2016	June 30, 2015
Loans:
Real estate - commercial	$7,812,733	$7,816,442	$6,714,165
Real estate - land and construction	663,949	635,036	572,708
Commercial	9,163,804	8,818,243	8,150,664
Real estate - single-family	3,186,031	3,103,391	3,323,152
Real estate - multifamily	1,346,269	1,348,007	1,474,480
Consumer	2,063,430	2,046,784	1,729,443
Total loans held-for-investment (1)	24,236,216	23,767,903	21,964,612
Loans held for sale	51,290	28,795	195,427
Total loans (1), including loans held for sale	24,287,506	23,796,698	22,160,039
Unearned fees, premiums and discounts	151	(13,539)	(5,948)
Allowance for loan losses	(266,768)	(260,238)	(261,229)
Net loans (1)	$24,020,889	$23,522,921	$21,892,862

Customer deposits:
Noninterest-bearing demand	$9,487,180	$9,461,568	$7,705,335
Interest-bearing checking	3,515,065	3,434,154	2,680,658
Money market	7,410,574	7,638,444	6,732,172
Savings	2,072,065	1,997,365	1,754,105
Total core deposits	22,484,884	22,531,531	18,872,270
Time deposits	5,732,359	6,064,716	6,655,950
Total deposits	$28,217,243	$28,596,247	$25,528,220

(1)	Includes ASC 310-30 discount of $61.7 million, $68.7 million and $108.0 million as of June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Interest and dividend income	$278,865	$276,172	$255,445
Interest expense	(25,281)	(23,968)	(27,953)
Net interest income before provision for credit losses	253,584	252,204	227,492
Provision for credit losses	(6,053)	(1,440)	(3,494)
Net interest income after provision for credit losses	247,531	250,764	223,998
Noninterest income	44,264	40,513	40,593
Noninterest expense	(148,879)	(146,606)	(120,170)
Income before income taxes	142,916	144,671	144,421
Income tax expense	(39,632)	(37,155)	(45,673)
Net income	$103,284	$107,516	$98,748

Earnings per share
- Basic	$0.72	$0.75	$0.69
- Diluted	$0.71	$0.74	$0.68
Weighted average number of shares outstanding (in thousands)
- Basic	144,101	143,958	143,846
- Diluted	145,078	144,803	144,480

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Noninterest income:
Branch fees	$10,353	$10,222	$9,791
Letters of credit fees and foreign exchange income	10,943	9,553	8,825
Ancillary loan fees	4,285	3,577	2,812
Wealth management fees	2,778	3,051	4,757
Changes in Federal Deposit Insurance Corporation (“FDIC”) indemnification asset and receivable/payable	—	—	(6,668)
Net gains on sales of loans	2,882	1,927	5,280
Net gains on sales of available-for-sale investment securities	2,836	3,842	5,554
Other fees and operating income	10,187	8,341	10,242
Total noninterest income	$44,264	$40,513	$40,593

Noninterest expense:
Compensation and employee benefits	$73,287	$71,837	$62,860
Occupancy and equipment expense	15,748	14,415	15,185
Amortization of tax credit and other investments	14,006	14,155	2,997
Amortization of premiums on deposits acquired	2,050	2,104	2,337
Deposit insurance premiums and regulatory assessments	5,473	5,418	3,341
Other real estate owned (“OREO”) expense (income)	1,023	528	(5,081)
Legal expense	4,346	3,007	4,134
Data processing	3,295	2,688	2,377
Consulting expense	5,981	8,452	2,182
Repurchase agreements’ extinguishment costs	—	—	6,625
Deposit related expenses	2,273	2,320	2,412
Other operating expense	21,397	21,682	20,801
Total noninterest expense	$148,879	$146,606	$120,170

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended
	June 30, 2016	June 30, 2015
Interest and dividend income	$555,037	$518,706
Interest expense	(49,249)	(55,497)
Net interest income before provision for credit losses	505,788	463,209
Provision for credit losses	(7,493)	(8,481)
Net interest income after provision for credit losses	498,295	454,728
Noninterest income	84,777	84,719
Noninterest expense	(295,485)	(248,200)
Income before income taxes	287,587	291,247
Income tax expense	(76,787)	(92,472)
Net income	$210,800	$198,775

Earnings per share
- Basic	$1.46	$1.38
- Diluted	$1.45	$1.38
Weighted average number of shares outstanding (in thousands)
- Basic	144,029	143,751
- Diluted	144,973	144,408

	Six Months Ended
	June 30, 2016	June 30, 2015
Noninterest income:
Branch fees	$20,575	$19,175
Letters of credit fees and foreign exchange income	20,496	17,531
Ancillary loan fees	7,862	5,468
Wealth management fees	5,829	9,936
Changes in FDIC indemnification asset and receivable/payable	—	(15,090)
Net gains on sales of loans	4,809	14,831
Net gains on sales of available-for-sale investment securities	6,678	9,958
Other fees and operating income	18,528	22,910
Total noninterest income	$84,777	$84,719

Noninterest expense:
Compensation and employee benefits	$145,124	$127,113
Occupancy and equipment expense	30,163	30,628
Amortization of tax credit and other investments	28,161	9,296
Amortization of premiums on deposits acquired	4,154	4,728
Deposit insurance premiums and regulatory assessments	10,891	8,997
OREO expense (income)	1,551	(6,107)
Legal expense	7,353	11,004
Data processing	5,983	4,994
Consulting expense	14,433	4,613
Repurchase agreements’ extinguishment costs	—	6,625
Deposit related expenses	4,593	4,864
Other operating expense	43,079	41,445
Total noninterest expense	$295,485	$248,200

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 5

Average Balances	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Loans:
Real estate - commercial	$7,837,172	$7,706,559	$6,548,803
Real estate - land and construction	639,865	646,555	587,972
Commercial	8,877,155	8,859,806	7,888,173
Real estate - single-family	3,069,573	3,055,891	3,654,257
Real estate - multifamily	1,370,356	1,522,653	1,478,067
Consumer	2,094,746	2,027,809	1,709,295
Total loans	$23,888,867	$23,819,273	$21,866,567

Investment securities	$3,328,548	$3,264,801	$2,692,474
Interest-earning assets	$30,783,445	$30,598,462	$27,526,813
Total assets	$32,591,398	$32,486,723	$29,454,002

Customer deposits:
Noninterest-bearing demand	$9,135,008	$8,769,752	$7,501,023
Interest-bearing checking	3,423,831	3,359,498	2,629,425
Money market	7,582,827	7,425,797	6,506,857
Savings	2,035,209	1,961,413	1,730,446
Total core deposits	22,176,875	21,516,460	18,367,751
Time deposits	5,899,503	6,302,152	6,416,043
Total deposits	$28,076,378	$27,818,612	$24,783,794

Interest-bearing liabilities	$19,686,794	$19,966,312	$18,375,368
Stockholders’ equity	$3,267,936	$3,181,368	$2,989,405

Selected Ratios	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015

Return on average assets	1.27%	1.33%	1.34%
Return on average equity	12.71%	13.59%	13.25%
Interest rate spread	3.12%	3.15%	3.11%
Net interest margin	3.31%	3.32%	3.31%
Yield on interest-earning assets	3.64%	3.63%	3.72%
Cost of deposits	0.29%	0.28%	0.29%
Cost of funds	0.35%	0.34%	0.43%
Adjusted noninterest expense (1)(2)/average assets	1.64%	1.61%	1.47%
Adjusted efficiency ratio (2)(3)	44.59%	44.53%	40.36%

(1)
Adjusted noninterest expense represents noninterest expense, excluding repurchase agreements’ extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired, annualized.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

(3)
Represents noninterest expense, excluding repurchase agreements’ extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired, divided by the aggregate of net interest income before provision for credit losses, and noninterest income.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 6

Average Balances	Six Months Ended
	June 30, 2016	June 30, 2015
Loans:
Real estate - commercial	$7,771,866	$6,463,815
Real estate - land and construction	643,210	581,148
Commercial	8,868,480	7,870,042
Real estate - single-family	3,062,732	3,751,510
Real estate - multifamily	1,446,504	1,475,076
Consumer	2,061,278	1,658,440
Total loans	$23,854,070	$21,800,031

Investment securities	$3,296,674	$2,648,606
Interest-earning assets	$30,690,954	$27,390,793
Total assets	$32,539,060	$29,337,375

Customer deposits:
Noninterest-bearing demand	$8,952,380	$7,459,670
Interest-bearing checking	3,391,665	2,578,418
Money market	7,504,312	6,515,102
Savings	1,998,311	1,702,385
Total core deposits	21,846,668	18,255,575
Time deposits	6,100,827	6,342,028
Total deposits	$27,947,495	$24,597,603

Interest-bearing liabilities	$19,826,553	$18,360,592
Stockholders’ equity	$3,224,652	$2,950,772

Selected Ratios	Six Months Ended
	June 30, 2016	June 30, 2015

Return on average assets	1.30%	1.37%
Return on average equity	13.15%	13.58%
Interest rate spread	3.14%	3.21%
Net interest margin	3.31%	3.41%
Yield on interest-earning assets	3.64%	3.82%
Cost of deposits	0.29%	0.29%
Cost of funds	0.34%	0.43%
Adjusted noninterest expense (1)(2)/average assets	1.63%	1.56%
Adjusted efficiency ratio (2)(3)	44.56%	41.53%

(1)
Adjusted noninterest expense represents noninterest expense, excluding repurchase agreements’ extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired, annualized.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

(3)
Represents noninterest expense, excluding repurchase agreements’ extinguishment costs, amortization of tax credit and other investments, amortization of premiums on deposits acquired, divided by the aggregate of net interest income before provision for credit losses, and noninterest income.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Due from banks and short-term investments	$1,660,312	$3,112	0.75%	$1,532,855	$4,926	1.29%
Resale agreements (2)	1,832,417	7,968	1.75%	1,356,374	4,680	1.38%
Investment securities	3,328,548	12,852	1.55%	2,692,474	9,484	1.41%
Loans	23,888,867	254,331	4.28%	21,866,567	234,049	4.29%
FHLB and Federal Reserve Bank stock	73,301	602	3.30%	78,543	2,306	11.78%
Total interest-earning assets	30,783,445	278,865	3.64%	27,526,813	255,445	3.72%

Noninterest-earning assets:
Cash and cash equivalents	337,348			315,045
Allowance for loan losses	(261,256)			(260,464)
Other assets	1,731,861			1,872,608
Total assets	$32,591,398			$29,454,002

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,423,831	$2,979	0.35%	$2,629,425	$1,933	0.29%
Money market deposits	7,582,827	6,329	0.34%	6,506,857	4,540	0.28%
Savings deposits	2,035,209	1,038	0.21%	1,730,446	795	0.18%
Time deposits	5,899,503	10,016	0.68%	6,416,043	10,927	0.68%
Federal funds purchased and other short-term borrowings	24,143	169	2.82%	7,694	18	0.94%
FHLB advances	320,199	1,292	1.62%	317,988	1,049	1.32%
Repurchase agreements (2)	200,000	2,196	4.42%	546,044	7,533	5.53%
Long-term debt	201,082	1,262	2.52%	220,871	1,158	2.10%
Total interest-bearing liabilities	19,686,794	25,281	0.52%	18,375,368	27,953	0.61%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	9,135,008			7,501,023
Accrued expenses and other liabilities	501,660			588,206
Stockholders’ equity	3,267,936			2,989,405
Total liabilities and stockholders’ equity	$32,591,398			$29,454,002

Interest rate spread			3.12%			3.11%

Net interest income and net interest margin		$253,584	3.31%		$227,492	3.31%

(1)	Annualized.

(2)	Average volumes of resale and repurchase agreements are reported net pursuant to ASC 210-20-45, Balance Sheet Offsetting.

EAST WEST BANCORP, INC.
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2016			June 30, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Due from banks and short-term investments	$1,856,550	$7,077	0.77%	$1,547,696	$10,352	1.35%
Resale agreements (2)	1,605,769	14,645	1.83%	1,312,459	9,529	1.46%
Investment securities	3,296,674	24,045	1.47%	2,648,606	19,668	1.50%
Loans	23,854,070	507,873	4.28%	21,800,031	475,615	4.40%
FHLB and Federal Reserve Bank stock	77,891	1,397	3.61%	82,001	3,542	8.71%
Total interest-earning assets	30,690,954	555,037	3.64%	27,390,793	518,706	3.82%

Noninterest-earning assets:
Cash and cash equivalents	347,531			330,144
Allowance for loan losses	(262,736)			(261,077)
Other assets	1,763,311			1,877,515
Total assets	$32,539,060			$29,337,375

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,391,665	$5,805	0.34%	$2,578,418	$3,694	0.29%
Money market deposits	7,504,312	12,632	0.34%	6,515,102	8,841	0.27%
Savings deposits	1,998,311	2,047	0.21%	1,702,385	1,598	0.19%
Time deposits	6,100,827	19,175	0.63%	6,342,028	21,025	0.67%
Federal funds purchased and other short-term borrowings	12,937	178	2.77%	3,943	18	0.92%
FHLB advances	441,344	2,792	1.27%	328,316	2,082	1.28%
Repurchase agreements (2)	173,626	4,122	4.77%	667,072	15,939	4.82%
Long-term debt	203,531	2,498	2.47%	223,328	2,300	2.08%
Total interest-bearing liabilities	19,826,553	49,249	0.50%	18,360,592	55,497	0.61%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	8,952,380			7,459,670
Accrued expenses and other liabilities	535,475			566,341
Stockholders’ equity	3,224,652			2,950,772
Total liabilities and stockholders’ equity	$32,539,060			$29,337,375

Interest rate spread			3.14%			3.21%

Net interest income and net interest margin		$505,788	3.31%		$463,209	3.41%

(1)	Annualized.

(2)	Average volumes of resale and repurchase agreements are reported net pursuant to ASC 210-20-45, Balance Sheet Offsetting.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 9

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$259,910	$264,600	$257,095
Provision for (reversal of) loan losses on non-PCI loans	7,220	417	(584)
Net charge-offs (recoveries):
Commercial real estate	(3)	(41)	(17)
Commercial	997	5,174	(2,764)
Residential	(297)	40	(996)
Consumer	(78)	(66)	(329)
Total net charge-offs (recoveries)	619	5,107	(4,106)
Allowance for non-PCI loans, end of period	266,511	259,910	260,617
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	328	359	643
Reversal of provision for loan losses on PCI loans	(71)	(31)	(31)
Allowance for PCI loans, end of period	257	328	612
Allowance for loan losses	266,768	260,238	261,229
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	21,414	20,360	15,632
(Reversal of) provision for unfunded credit reserves	(1,096)	1,054	4,109
Allowance for unfunded credit reserves, end of period	20,318	21,414	19,741
Allowance for credit losses	$287,086	$281,652	$280,970

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 10

Non-PCI Nonperforming Assets	June 30, 2016	March 31, 2016	June 30, 2015

Nonaccrual loans:
Real estate - commercial	$59,250	$52,866	$31,051
Real estate - land and construction	5,789	6,182	5,065
Commercial	82,366	72,739	30,495
Real estate - single-family	5,117	11,371	8,449
Real estate - multifamily	17,319	14,790	11,409
Consumer	1,739	4,678	688
Total nonaccrual loans	171,580	162,626	87,157
OREO, net	4,877	6,099	25,792
Total nonperforming assets	$176,457	$168,725	$112,949

Credit Quality Ratios	June 30, 2016	March 31, 2016	June 30, 2015
Non-PCI nonperforming assets to total assets (1)	0.54%	0.51%	0.38%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.71%	0.68%	0.40%
Allowance for loan losses to loans held-for-investment (1)	1.10%	1.09%	1.19%
Allowance for loan losses to non-PCI nonaccrual loans	155.48%	160.02%	299.72%
Net charge-offs (recoveries) (2) to average loans held-for-investment	0.01%	0.09%	(0.08)%

(1)	Total assets and loans held-for-investment include PCI loans of $794.0 million, $866.8 million and $1.2 billion as of June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents common stockholders’ equity which has been reduced by goodwill and intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

	June 30, 2016	March 31, 2016	June 30, 2015
Stockholders’ equity	$3,296,910	$3,216,781	$3,004,948
Less:
Goodwill and other intangible assets	(507,129)	(509,109)	(511,865)
Tangible equity	$2,789,781	$2,707,672	$2,493,083

Total assets	$32,952,212	$33,109,169	$30,064,072
Less:
Goodwill and other intangible assets	(507,129)	(509,109)	(511,865)
Tangible assets	$32,445,083	$32,600,060	$29,552,207
Tangible equity to tangible assets ratio	8.60%	8.31%	8.44%

Adjusted efficiency ratio represents noninterest expense, excluding repurchase agreements’ extinguishment costs, amortization of tax credit and other investments and amortization of premiums on deposits acquired, divided by the aggregate of net interest income before provision for credit losses, and noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Total noninterest expense	$148,879	$146,606	$120,170
Less:
Repurchase agreements’ extinguishment costs	—	—	(6,625)
Amortization of tax credit and other investments	(14,006)	(14,155)	(2,997)
Amortization of premiums on deposits acquired	(2,050)	(2,104)	(2,337)
Adjusted noninterest expense	$132,823	$130,347	$108,211
Net interest income before provision for credit losses	$253,584	$252,204	$227,492
Noninterest income	44,264	40,513	40,593
Net interest income and noninterest income	$297,848	$292,717	$268,085
Adjusted efficiency ratio	44.59%	44.53%	40.36%

	Six Months Ended
	June 30, 2016	June 30, 2015
Total noninterest expense	$295,485	$248,200
Less:
Repurchase agreements’ extinguishment costs	—	(6,625)
Amortization of tax credit and other investments	(28,161)	(9,296)
Amortization of premiums on deposits acquired	(4,154)	(4,728)
Adjusted noninterest expense	$263,170	$227,551
Net interest income before provision for credit losses	$505,788	$463,209
Noninterest income	84,777	84,719
Net interest income and noninterest income	$590,565	$547,928
Adjusted efficiency ratio	44.56%	41.53%